Exhibit 10.32

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement, dated as of December 17, 2015 (this “Agreement”), is entered into by and among ReachLocal, Inc., a Delaware corporation (the “Company”), and the persons and entities listed on the schedule of purchasers attached hereto as Schedule I (each a “Purchaser” and, collectively, the “Purchasers”), as such Schedule I may be amended in accordance with Section 7 hereof.

RECITALS

A.     On the terms and subject to the conditions set forth herein, each Purchaser is willing to purchase from the Company, and the Company is willing to sell to such Purchaser, a 4.00% convertible second lien subordinated note in the principal amount set forth opposite such Purchaser’s name on Schedule I hereto.

B.     Capitalized terms not otherwise defined herein shall have the meaning set forth in the form of Note (as defined below) attached hereto as Exhibit A.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1.     The Notes.

(a)     Issuance of Notes. Subject to all of the terms and conditions hereof, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers severally agrees to purchase, a 4.00% convertible second lien subordinated note substantially in the form of Exhibit A hereto (each, a “Note” and, collectively, the “Notes”) in the principal amount set forth opposite such Purchaser’s name on Schedule I hereto. The obligations of the Purchasers to purchase Notes are several and not joint. The aggregate principal amount of all Notes issued hereunder on the Closing Date (as defined below) is $5,000,000. The aggregate principal amount for all Notes issued hereunder shall not exceed $10,000,000.

(b)     Delivery. The sale and purchase of the Notes shall take place at a closing (the “Closing”) to be held at such place and time as the Company and the Purchasers may determine (the “Closing Date”). At the Closing, the Company will deliver to each of the Purchasers the Note to be purchased by such Purchaser, against receipt by the Company of the purchase price therefor equal to 100% of the principal amount to be purchased by such Purchaser as set forth on Schedule I hereto (the “Purchase Price”). The Company may conduct one or more additional closings with one or more Purchasers (each, an “Additional Closing”) in an aggregate principal amount of up to $5,000,000 to be held at such places and times as the Company and the Purchasers participating in such Additional Closing may determine (each, an “Additional Closing Date”). At each Additional Closing, the Company will deliver to each of the Purchasers participating in such Additional Closing the Note to be purchased by such Purchaser, against receipt by the Company of the Purchase Price therefor. Each of the Notes will be registered in such Purchaser’s name in the Company’s records.

(c)     Use of Proceeds. The proceeds of the sale and issuance of the Notes shall be used for general corporate purposes.

(d)     Payments. The address for each Purchaser to be set forth in the register for the Notes will be as set forth on Schedule I hereto, or at such other address as a Purchaser or other registered holder of a Note may from time to time direct in writing.

2.     Representations and Warranties of the Company. The Company represents and warrants to each Purchaser that:

(a)     Due Incorporation, Qualification, etc. The Company is duly organized, validly existing and in good standing under the laws of the date of Delaware and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is being conducted, and, except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification. Except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect, each Subsidiary of the Company that is a “significant subsidiary” (as defined in Rule 1.02(w) of the SEC’s Regulation S-X) has been duly organized and is validly existing in good standing (to the extent that the concept of “good standing” is recognized by the applicable jurisdiction) under the laws of its jurisdiction of organization..

(b)     Authority. The execution, delivery and performance of each Transaction Document to be executed by the Company and the consummation of the transactions contemplated thereby are within the power of the Company and have been duly authorized by the Board of Directors, and all other necessary corporate action on the part of the Company has been taken. The Transaction Documents and the transactions contemplated thereby have been approved unanimously by the disinterested directors of the Company’s Board of Directors after full disclosure of all material aspects of the transaction and any interest of a director therein.

(c)     Enforceability. Each Transaction Document executed, or to be executed, by the Company has been, or will be, duly executed and delivered by the Company and constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d)     Non-Contravention. The execution and delivery by the Company of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate the Company’s Certificate of Incorporation or Bylaws (as amended, the “Charter Documents”) or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any Lien upon any property, asset or revenue of the Company (other than any Lien arising under the Transaction Documents) or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties.

(e)     Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby, other than such as have been obtained and remain in full force and effect and other than such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Agreement.

(f)     No Violation or Default. None of the Company or the Company’s Subsidiaries is in violation of or in default with respect to (i) its Charter Documents or other organizational documents or any material judgment, order, writ, decree, statute, rule or regulation applicable to such Person; or (ii) any material mortgage, indenture, agreement, instrument or contract to which such Person is a party or by which it is bound (nor is there any waiver in effect which, if not in effect, would result in such a violation or default).

(g)     Commission Reports. The Company has complied in all material respects with the filing requirements of the Commission under the Exchange Act and all rules and regulations thereunder as are required to comply with the “current public information” requirement of Rule 144(c) under the Exchange Act. As of their respective filing dates, all documents filed by the Company with the Commission since the beginning of the Company’s 2015 fiscal year (the “Exchange Act Reports”) complied in all material respects with the requirements of the Exchange Act and all rules and regulations thereunder, and none of the Exchange Act Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(h)     Accuracy of Information Furnished. None of (i) the Transaction Documents, certificates, statements and/or information furnished to Purchasers by or on behalf of the Company or the Company’s Subsidiaries at or prior to the Closing (or, solely with respect to any Additional Closing, at or prior to such Additional Closing) in connection with the Transaction Documents, or the transactions contemplated thereby or (ii) the statements and information furnished in writing to the Purchasers (including information provided to Alan E. Salzman in his capacity as a director) by the Company in connection with this Agreement, the purchase of the Notes and the transactions contemplated thereby, when considered in the aggregate together with the Exchange Act Reports (including, without limitation, the disclosures under Item 1A, Risk Factors, of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and any subsequent Exchange Act Report amending or supplementing the same) contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that with respect to any guidance or projections included in any such certificates, statements or information, the Company represents, in lieu of the foregoing representation, that such guidance or projections were, at the respective times they were expressed, made in good faith and with a reasonable basis, and each Purchaser acknowledges that none of such guidance or projections are guarantees of future performance and that actual results may vary materially from that implied by such guidance or projections.

3.     Representations and Warranties of Purchasers. Each Purchaser, for that Purchaser alone, represents and warrants to the Company upon the acquisition of a Note as follows:

(a)     Binding Obligation. Such Purchaser has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement and the Transaction Documents constitute valid and binding obligations of such Purchaser, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

Purchase for Own Account.  The Notes being acquired by the Purchaser are being acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Notes or shares issuable upon conversion of the Notes for any minimum or other specific term and reserves the right to dispose of the Notes and shares issuable upon conversions of the Notes at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act, and the Purchaser has no present agreement or understanding relating to selling, granting any participation in, or otherwise distributing the same. The Purchaser also represents that it has not been formed for the specific purpose of acquiring the Notes.

Investment Experience.  The Purchaser understands that the purchase of the Notes involves substantial risk. The Purchaser has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Notes and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Notes and protecting its own interests in connection with this investment.

Accredited Purchaser Status.  The Purchaser is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

Reliance Upon Purchaser’s Representations.  The Purchaser understands that the issuance and sale of the Notes to it and the issuance of common stock to the Purchaser in the event of conversion of the Notes will not be registered under the Securities Act on the ground that such issuance and sale will be exempt from registration under the Securities Act pursuant to Regulation D promulgated under the Securities Act and/or Section 4(a)(2) of the Securities Act, and that the Company’s reliance on such exemptions is based on the Purchaser’s representations set forth herein.

4.     Conditions to Closing of the Purchasers. Each Purchaser’s obligations at the Closing are subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by all of the Purchasers:

(a)     Representations and Warranties. The representations and warranties made by the Company in Section 2 hereof shall have been true and correct when made, and shall be true and correct on the Closing Date.

(b)     Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes.

(c)     Legal Requirements. At the Closing, the sale and issuance by the Company, and the purchase by the Purchasers, of the Notes to be issued at the Closing shall be legally permitted by all laws and regulations to which the Purchasers or the Company are subject.

(d)     Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers.

(e)     Transaction Documents. The Company shall have duly executed and delivered to the Purchasers the following documents:

(i)     this Agreement;

(ii)     each Note issued hereunder at such Closing;

(iii)     the Subordination Agreement;

(iv)     the Security Agreement substantially in the form of Exhibit B hereto (the “Security Agreement”, and together with this Agreement, each Note, the Subordination Agreement, the “Transaction Documents”); and

(v)     A copy of the amendment to the Hercules Loan and Security Agreement in form and substance satisfactory to the Purchasers.

5.     Conditions to Additional Closings of the Purchasers. The obligations of any Purchaser participating in an Additional Closing are subject to the fulfillment, on or prior to the applicable Additional Closing Date, of all of the following conditions, any of which may be waived in whole or in part by all of the Purchasers participating in such Additional Closing:

(a)     Representations and Warranties. The representations and warranties made by the Company in Section 2 hereof shall be true and correct in all material respects on such Additional Closing Date.

(b)     Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Additional Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes at such Additional Closing.

(c)     Legal Requirements. At such Additional Closing, the sale and issuance by the Company, and the purchase by the Purchasers participating in such Additional Closing, of the Notes to be issued at such Additional Closing shall be legally permitted by all laws and regulations to which such Purchasers or the Company are subject.

(d)     Transaction Documents. The Company shall have duly executed and delivered to the Purchasers participating in such Additional Closing each Note to be issued at such Additional Closing and shall have delivered to such Purchasers fully executed copies, if applicable, of all documents delivered to the Purchasers participating in the initial Closing.

6.     Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Notes at the Closing and at each Additional Closing is subject to the fulfillment, on or prior to the Closing Date or such Additional Closing Date, as applicable, of the following conditions, any of which may be waived in whole or in part by the Company:

(a)     Representations and Warranties. The representations and warranties made by the applicable Purchasers in Section 3 hereof shall be true and correct when made, and shall be true and correct on the Closing Date or such Additional Closing Date, as applicable.

(b)     Legal Requirements. At the Closing or such Additional Closing, as applicable, the sale and issuance by the Company, and the purchase by the applicable Purchasers, of the Notes shall be legally permitted by all laws and regulations to which such Purchasers or the Company are subject.

(c)     Purchase Price. Each Purchaser purchasing a Note at the Closing or such Additional Closing, as applicable, shall have delivered to the Company the Purchase Price for such Note referenced in Section 1(b) hereof.

7.     Miscellaneous.

(a)     Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified only upon the written consent of the Company and a majority in aggregate principal amount of the Notes then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon all of the parties hereto. Notwithstanding the foregoing, this Agreement may be amended to add a party as a Purchaser hereunder in connection with Additional Closings without the consent of any other Purchaser, but with the Company’s consent, by delivery to the Company of a counterparty signature page to this Agreement and the Security Agreement, together with a supplement to Schedule I hereto. Such amendment shall take effect at the Additional Closing and such party shall thereafter be deemed an “Purchaser” for all purposes hereunder and Schedule I hereto shall be updated to reflect the addition of such Purchaser.

(b)     Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York or of any other state.

(c)     Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

(d)     Successors and Assigns. Subject to the restrictions on transfer set forth in the Notes or described in Section 7(f) below, the rights and obligations of the Company and the Purchasers shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(e)     Registrable Form. The Notes issuable under this Agreement shall be issued in registered and certificated form.

(f)     Assignment by the Company. The rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of a majority in aggregate principal amount of the Notes then outstanding.

(g)     Entire Agreement. This Agreement together with the other Transaction Documents constitute and contain the entire agreement among the Company and Purchasers with respect to the subject matter hereof and thereof and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties relating to such subject matter, whether written or oral, respecting the subject matter hereof.

(h)     Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and mailed, emailed or delivered to each party as follows: (i) if to a Purchaser, at such Purchaser’s address set forth in the Schedule of Purchasers attached as Schedule I or by email to all of asalzman@vpcp.com, hfriedman@vpcp.com and nwolff@vpcp.com, or at such other address as such Purchaser shall have furnished the Company in writing, or (ii) if to the Company, at 21700 Oxnard Street, Suite 1600, Woodland Hills, CA 91367, or at such other address number as the Company shall have furnished to the Purchasers in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

(i)     Expenses. The Company shall pay on demand all reasonable, documented fees and expenses incurred by the Purchasers, including reasonable attorneys’ fees and expenses incurred by the Purchasers in connection with the preparation, execution and delivery of this Agreement and the other Transaction Documents. The Company shall pay on demand all reasonable, documented fees and expenses, including reasonable attorneys’ fees and expenses, incurred by Purchasers with respect to any amendments or waivers hereof requested by the Company or in the enforcement or attempted enforcement of any of the obligations of the Company to the Purchasers under the Transaction Documents or in preserving any of the Purchasers’ rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any “workout” or restructuring affecting the Transaction Documents or the obligations thereunder or any bankruptcy or similar proceeding involving the Company or any of its Subsidiaries).

(j)     Separability of Agreements; Severability of this Agreement. The Company’s agreement with each of the Purchasers is a separate agreement and the sale of the Notes to each of the Purchasers is a separate sale. Unless otherwise expressly provided herein, the rights of each Purchaser hereunder are several rights, not rights jointly held with any of the other Purchasers. Any invalidity, illegality or limitation on the enforceability of the Agreement or any part thereof, by any Purchaser whether arising by reason of the law of the respective Purchaser’s domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other Purchasers. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(k)     Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

(Signature Page Follows)

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:

ReachLocal, Inc.
a Delaware corporation

By: /s/ Ross G. Landsbaum
Name: Ross G. Landsbaum
Title: CFO

[Signature page to Note Purchase Agreement]

PURCHASERS:

VantagePoint Venture Partners III (Q), L.P.
By:	VantagePoint Venture Associates III, L.L.C.

By:	/s/ Alan E. Salzman
Alan E. Salzman, Managing Member

VantagePoint Venture Partners III, L.P.
By:	VantagePoint Venture Associates III, L.L.C.

By:	/s/ Alan E. Salzman
Alan E. Salzman, Managing Member

VantagePoint Venture Partners IV (Q), L.P.
By:	VantagePoint Venture Associates IV, L.L.C.

By:	/s/ Alan E. Salzman
Alan E. Salzman, Managing Member

VantagePoint Venture Partners IV, L.P.
By:	VantagePoint Venture Associates IV, L.L.C.

By:	/s/ Alan E. Salzman
Alan E. Salzman, Managing Member

VantagePoint Venture Partners IV Principals Fund, L.P.
By:	VantagePoint Venture Associates IV, L.L.C.

By:	/s/ Alan E. Salzman
Alan E. Salzman, Managing Member

VantagePoint Venture Partners 2006 (Q), L.P.
By:	VantagePoint Venture Associates 2006, L.L.C.

By:	/s/ Alan E. Salzman
Alan E. Salzman, Managing Member

[Signature page to Note Purchase Agreement]

SCHEDULE I

SCHEDULE OF PURCHASERS

Name and Address	Note Amount	State of Residency/Principal Place of Business

VantagePoint Venture Partners III (Q), L.P.	$778,673.79	California

VantagePoint Venture Partners III, L.P.	$94,802.68	California

VantagePoint Venture Partners IV (Q), L.P.	$3,369,732.80	California

VantagePoint Venture Partners V, L.P.	$337,346.03	California

VantagePoint Venture Partners IV Principals Fund, L.P.	$12,275.81	California

VantagePoint Venture Partners 2006 (Q), L.P.	$407,168.89	California

Address for all notices for all Purchasers:

1001 Bayhill Drive Suite 300

San Bruno, CA 94066

Attn: Chief Financial Officer

With a copy addressed to General Counsel

Tel: 650-866-3100

Exhibit A

FORM OF NOTE

Exhibit B

FORM OF SECURITY AGREEMENT